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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on January 30, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	80-0000545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Francis B. Barron
Senior Vice President—General Counsel
Bill Barrett Corporation
1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan L. Talesnick
Lloyd H. Spencer
Patton Boggs LLP
1660 Lincoln St.
Suite 1900
Denver, CO 80264
(303) 830-1776

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
Debt Securities(1)	(3)
Common Stock (including attached preferred share purchase rights)(1)	(3)
Stock Purchase Contracts(1)	(3)
Stock Purchase Units(1)	(3)
Preferred Stock(1)	(3)
Depositary Shares representing Preferred Stock(1)(2)	(3)
Securities Warrants(1)	(3)

(1)
There is being registered hereunder an indeterminate number of shares of Common Stock, Stock Purchase Contracts, Stock Purchase Units, Preferred Stock, Depositary Shares, Warrants and Debt Securities as may be sold, from time to time, by Bill Barrett Corporation or holders of Bill Barrett Corporation's securities. Bill Barrett Corporation also is registering hereunder an indeterminate number of shares of Common Stock, Stock Purchase Contracts, Stock Purchase Units, Preferred Stock and Debt Securities as may be issued upon conversion or exchange of any Debt Securities, Preferred Stock or Depositary Shares or upon exercise of the Securities Warrants registered hereby.

(2)
To be represented by Depositary Receipts representing a fractional interest in a share of Preferred Stock.

(3)
In accordance with Rules 456(b) and 457(r), the Registrant is electing to defer payment of registration fees.

Common Stock Stock Purchase Units	Preferred Stock Stock Purchase Contracts Debt Securities	Depositary Shares Securities Warrants

        We may offer and sell from time to time:

  •
  debt securities;

  •
  shares of common stock;

  •
  stock purchase contracts;

  •
  stock purchase units;

  •
  shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts; and

  •
  securities warrants to purchase debt securities, common stock, preferred stock or depositary shares.

        The debt securities, preferred stock and purchase contracts may be convertible into or exercisable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

        Our common stock, and associated preferred stock purchase rights, are listed on the New York Stock Exchange under the symbol "BBG".

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        See "Risk Factors" on page 2 for information about factors you should consider before buying our securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 30, 2006

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
ABOUT OUR COMPANY
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES PLUS PREFERRED DIVIDENDS
GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF SECURITIES WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf process, we or holders of our securities may, over time, sell an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or holders of our securities may offer pursuant to this prospectus. Each time we or holders of our securities sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to "Company," "we," "us" or "our" are to Bill Barrett Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings (File No. 1-32367) are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 Fifth Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

        Our common stock is listed on the New York Stock Exchange under the symbol "BBG." Our reports, proxy statements and other information also may be read and copied at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information deemed to have been furnished to, and not filed in accordance with, SEC rules) until we sell all of the securities or until we terminate this offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

  •
  our Current Reports on Form 8-K filed on January 14, 2005; February 18, 2005; March 15, 2005; June 14, 2005; September 14, 2005; October 17, 2005; and December 13, 2005;

  •
  the description of our common stock contained in our Form 8-A registration statement filed on December 2, 2004, as amended on December 20, 2004; and

  •
  the description of our preferred share purchase rights contained in our Form 8-A registration statement filed on December 2, 2004, as amended on December 20, 2004.

        You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at the following number:

Bill Barrett Corporation
Attention: Corporate Secretary
1099 18th Street, Suite 2300
Denver, Colorado 80202
(303) 293-9100

ABOUT OUR COMPANY

        Bill Barrett Corporation (the "Company", "we" or "us") was formed in January 2002 and is incorporated in the State of Delaware. We explore for and develop oil and natural gas in the Rocky Mountain region of the United States. We have exploration and development projects in nine basins and a regional overthrust belt. Our management has an extensive track record with expertise in the full spectrum of Rocky Mountain plays. Our strategy is to maximize stockholder value by leveraging our management team's experience in finding and developing oil and gas in the Rocky Mountain region to profitably grow our reserves and production, primarily through the drill-bit. Our principal executive offices are located at 1099 18th Street, Suite 2300, Denver, Colorado 80202, and our telephone number at that address is (303) 293-9100.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth in the documents incorporated by reference into this prospectus and in the supplements to this prospectus and all of the other information contained in this prospectus and in supplements to this prospectus before deciding to invest in our securities. The risks described are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect our company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and information incorporated into this prospectus contain forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

  •
  business strategy;

  •
  identified drilling locations;

  •
  exploration and development drilling prospects, inventories, projects and programs;

  •
  natural gas and oil reserves;

  •
  ability to obtain permits and governmental approvals;

  •
  technology;

  •
  financial strategy;

  •
  realized oil and natural gas prices;

  •
  production;

  •
  lease operating expenses, general and administrative costs and finding and development costs;

  •
  future operating results; and

  •
  plans, objectives, expectations and intentions.

        All of these types of statements, other than statements of historical fact included in or incorporated into this prospectus, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "could", "should", "expect", "plan", "project", "intend", "anticipate", "believe", "estimate", "predict", "potential", "pursue", "target", "seek", "objective", or "continue", the negative of such terms or other comparable terminology.

        The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the many factors including those listed in the "Risk Factors" section and elsewhere in this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

        The specific allocation of the net proceeds of an offering of securities will be determined at the time of the offering and will be described in an accompanying prospectus supplement. In addition, this prospectus and any accompanying prospectus supplement may be used by selling securities holders to sell securities that they hold. We will not receive any proceeds from any such sales.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES PLUS PREFERRED DIVIDENDS

        For purposes of determining the ratios of earnings to fixed charges and combined fixed charges and preferred dividends (excluding any deemed dividends), earnings are defined as income (loss) before income taxes plus interest expense and amortization of debt related costs, and fixed charges are defined as interest expense, amortization of debt related costs, capitalized interest and expenses related to indebtedness.

		Fiscal Year Ended December 31,
	Nine Months Ended September 30, 2005
		2004		2003		2002(1)
Ratio of earnings to fixed charges	1.6x	0.4x			(2)		(2)
Ratio of earnings to combined fixed charges and preferred dividends	1.6x		(3)		(3)		(3)

(1)
Inception of the Company was January 7, 2002.

(2)
Earnings were inadequate to cover fixed charges by $2.9 million and $7.1 million for the fiscal years ended December 31, 2003 and 2002, respectively.

(3)
Earnings were inadequate to cover fixed charges and preferred dividends by $14.8 million, $15.5 million, and $11.5 million, respectively, for the fiscal years ended December 31, 2004, 2003 and 2002, respectively.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

        We may offer and sell, at any time and from time to time:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of our common stock, par value $.001 per share;

  •
  shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  stock purchase contracts;

  •
  stock purchase units; or

  •
  any combination of these securities.

        The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us and

Deutsche Bank Trust Company Americas (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called the "Indentures."

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 2.05). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

        The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

  •
  the title of the Debt Securities;

  •
  whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

  •
  any limit on the aggregate principal amount of the Debt Securities;

  •
  the dates on which the principal of the Debt Securities will be payable;

  •
  the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

  •
  the places where payments on the Debt Securities will be payable;

  •
  whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

  •
  any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

  •
  the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

  •
  whether the Debt Securities are defeasible;

  •
  any addition to or change in the Events of Default;

  •
  whether the Debt Securities will be issued pursuant to a medium-term note program;

  •
  whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

  •
  any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

  •
  any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 2.05).

        The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company.

        Debt Securities, including Original Issue Discount Debt Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement.

Senior Debt Securities

        The Senior Debt Securities will be our unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness whether existing at the date of the Senior Indenture or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of the Senior Indenture or subsequently incurred (Article XIII of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Conversion Rights

        The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

        We will issue the Debt Securities in fully registered form without coupons. The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.08).

        Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations.

        You may present Debt Securities for registration of transfer, together with a duly executed form of transfer, at the office of the Registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The Registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the Trustee as Registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of Debt Securities in addition to the Registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. We will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of Debt Securities. The Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 2.05). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 4.02).

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt

Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 2.09).

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either temporary or permanent form.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

  (1)
  the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

  (2)
  an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

  (3)
  other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 2.16).

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 2.16). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest payment date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest (Section 2.14).

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Debt Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole paying agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole paying agent for payment with respect to Subordinated Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each Place of Payment for the Debt Securities of a particular series (Section 4.02).

        Subject to any applicable abandoned property law, all money paid by us to a paying agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 11.05).

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

  (1)
  the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

  (2)
  immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  (3)
  several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 10.01).

Highly Leveraged Transaction

        The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving our company that may adversely affect holders of the Debt Securities.

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

  (1)
  failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (2)
  failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

  (3)
  failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

  (4)
  failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

  (5)
  failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

  (6)
  Indebtedness of ourself, or any Restricted Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million;

  (7)
  any judgment or decree for the payment of money in excess of $20.0 million is entered against us or any Restricted Subsidiary remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

  (8)
  certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary. (Section 6.01).

        If an Event of Default (other than an Event of Default with respect to Bill Barrett Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Bill Barrett Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Debt Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt

Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 6.01). For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 6.04). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 6.06).

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  (1)
  such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  (2)
  the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

  (3)
  the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 6.04).

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 6.04).

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 4.06).

Modification and Waiver

        Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

  •
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

  •
  reduce the principal amount of, or any premium or interest on, any Debt Security;

  •
  reduce the amount of principal of an Original Issue Discount Debt Security or any other Debt Security payable upon acceleration of the Maturity thereof;

  •
  change the place of payment of principal of, or any premium or interest on, any Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

  •
  modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

  •
  reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification, amendment or waiver (Section 9.02).

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 6.06). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 6.06).

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

  •
  the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date; and

  •
  if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security.

        Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 8.03).

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

  (1)
  either:

  (a)
  all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

    (b)
    all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

  (2)
  we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

  (3)
  we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article XI).

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 11.02, relating to defeasance and discharge of indebtedness, which we call "legal defeasance," or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

        Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

  •
  we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

  •
  no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under "—Events of Default," at any time until 121 days after such deposit;

  •
  such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  •
  in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

  •
  we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Section 11.03).

        Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "—Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Section 11.02).

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Section 12.03).

Title

        We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 8.03).

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 12.04).

Book-Entry System

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of debt securities is in turn to be recorded on the direct and indirect participants' records. Beneficial owners of debt securities will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities unless use of the book-entry system for such series of debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities of a series deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of a series of debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities in global form. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in the listing attached to the omnibus proxy).

        All payments on the debt securities in global form will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on payment dates in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

        DTC may discontinue providing its service as securities depositary with respect to a series of debt securities at any time by giving reasonable notice to us or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, debt security certificates in fully registered form are required to be printed and delivered to beneficial owners of the debt securities previously held in global form representing such debt securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy.

        Neither we, the trustee nor any underwriters applicable to a series of debt securities will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in debt securities, or payments to, or the providing of notice to direct participants or beneficial owners.

        So long as debt securities are in DTC's book-entry system, secondary market trading activity in the notes will settle in immediately available funds. All applicable payments on debt securities issued in global form will be made by us in immediately available funds.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        We are authorized to issue 150,000,000 shares of common stock of $.001 par value. As of December 31, 2005, there were a total of 43,571,262 shares of common stock outstanding. In addition, our board of directors has reserved 6,032,991 shares for issuance upon the exercise of options granted or that may be granted under our stock option and stock incentive plans.

        Each share of common stock is entitled to one vote on all matters presented to the holders of common stock. Except as otherwise provided in our certificate of incorporation and bylaws or required by law, all matters to be voted on by our stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of common stock. Our certificate of incorporation and bylaws require a super-majority of the shares entitled to vote for the removal of a director or to adopt, repeal or amend certain provisions in our certificate of incorporation and bylaws. See "—Anti-Takeover Effects of Provisions of Delaware Law, our Certificate of Incorporation and Bylaws". Cumulative voting is not allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock and any shares sold and issued in this offering will be fully paid and nonassessable by us. Our board of directors is authorized to issue additional shares of common stock within the limits authorized by our certificate of incorporation and without stockholder action.

Preferred Stock

        We have 75,000,000 shares of preferred stock authorized and no shares outstanding. The preferred stock may carry such relative rights, preferences and designations as may be determined by our board of directors in its sole discretion upon the issuance of any shares of preferred stock. The shares of preferred stock could be issued from time to time by the board of directors in its sole discretion (without further approval or authorization by the stockholders), in one or more series, each of which series could have any particular distinctive designations as well as relative rights and preferences as determined by the board of directors. The relative rights and preferences that may be determined by the board of directors in its discretion from time to time, include but are not limited to the following:

  •
  the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

  •
  whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption;

  •
  the amount payable with respect to such series in the event of voluntary or involuntary liquidation; the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation; and the sinking fund provisions, if any, for the redemption or purchase of the shares of that series; and

  •
  the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

        The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders. Our board of directors adopted a shareholders' rights plan that became effective upon the completion of our initial public offering, which will give the holders of our common stock the right to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.001 per share, in the event of certain unsolicited takeover activities. See "—Anti-Takeover Effects of Provisions of Delaware Law, our Certificate of Incorporation, and Bylaws—Shareholder Rights Plan".

        Approval by the stockholders of the authorization of the preferred stock gave the board of directors the ability, without stockholder approval, to issue these shares with rights and preferences determined by the board of directors in the future. As a result, the Company may issue shares of preferred stock that have dividend, voting and other rights superior to those of the common stock, or that convert into shares of common stock, without the approval of the holders of common stock. This could result in the dilution of the voting rights, ownership and liquidation value of current stockholders.

Limitations on Liability and Indemnification of Officers and Directors

        Our certificate of incorporation provides that none of the directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  the payment of unlawful dividends and certain other actions prohibited by the Delaware General Corporation Law; and

  •
  any transaction from which the director derived any improper personal benefit.

        The effect of this provision of our certificate of incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the director's fiduciary duty of care, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's duty of care.

        Our bylaws also provide that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us.

        Our bylaws also provide that:

  •
  we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

  •
  we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law, our certificate of incorporation, our bylaws or agreements to which we are a party;

  •
  we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to limited exceptions; and

  •
  we are required to pay within 60 days reasonable amounts related to a settlement or judgment, subject to limited exceptions.

        We have also entered into indemnification agreements with each of our current directors and officers to give them additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification from us is sought. We are not aware of any threatened litigation that may result in claims for indemnification from us.

        We currently have liability insurance for our directors and officers.

Anti-Takeover Effects of Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

General

        Our certificate of incorporation and bylaws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, some provisions of the Delaware General Corporation Law, if applicable to us, may hinder or delay an attempted takeover without prior approval of our board of directors. Provisions of the Delaware General Corporation Law and of our certificate of incorporation and bylaws could discourage attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold.

Classified Board

        Our certificate of incorporation and bylaws provide that our board of directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation and bylaws also provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

Filling Board of Directors Vacancies; Removal

        Our bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office, though less than a quorum. Each director will hold office until his or her successor is elected and qualified, or until the director's earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to us. Our certificate of incorporation and bylaws provide, in accordance with Delaware General Corporation Law, that the stockholders may remove directors only by a super-majority vote and for cause. We believe that the removal of directors by the stockholders only for cause, together with the classification of the board of directors, will promote continuity and stability in our management and policies and that this continuity and stability will facilitate long-range planning.

No Stockholder Action by Written Consent

        Our certificate of incorporation and bylaws preclude stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by the board.

Call of Special Meetings

        Our bylaws provide that special meetings of our stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by the board and not the stockholders.

Advanced Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice must be delivered to or mailed and received by our corporate secretary at our principal executive offices no later than the 60th day or earlier than the 90th day before the first anniversary of the preceding year's annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the close of business on the 90th day before the annual meeting or the tenth day following the day on which the date of the annual meeting is publicly announced. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting

        The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting. Under cumulative voting, a majority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Authorized but Unissued Shares

        Our certificate of incorporation provides that the authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to various limitations imposed by the New York Stock Exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Shareholder Rights Plan

        Our board of directors has adopted a shareholder rights plan that became effective upon the closing of our initial public offering in December 2004. Generally, shareholder rights plans are designed to encourage potential acquirers to negotiate directly with the company's stockholders' elected board, which is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer and protect stockholders against unfair and abusive takeover tactics. Shareholder rights plans may prevent abusive takeovers that include hostile tender offers made at less than fair price and partial and two-tiered offers that discriminate among the company's stockholders. Because a shareholder rights plan can be an effective tool in a hostile takeover attempt, we believe the adoption of such a plan is appropriately within the scope of our responsibilities. Our board of directors has approved a shareholder rights plan designed to prevent any potential acquirer from obtaining control of us without negotiating the terms of the transaction with our board of directors.

        Under our shareholder rights plan, among other things, in the event of an acquisition of, or an announced tender offer for, 15% or more of our outstanding common stock, holders of our common stock will have been granted the right to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Shares"), at an expected price of $150 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The plan provides exceptions for acquisitions of up to an additional 1% of our common stock by existing stockholders who held at least 15% of our stock at the time of the approval of the plan. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by a majority of our board of directors.

        Although the shareholder rights plan is not intended to prevent acquisitions through negotiations with our board of directors, the existence of the shareholder rights plan may nevertheless discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. To the extent any potential acquirers are deterred by our shareholder rights plan, the plan may have the effect of preserving incumbent directors and management in office or preventing acquisitions of us. The shareholder rights plan will expire on June 30, 2014 unless extended by us or unless sooner redeemed or exchanged by us.

Delaware Business Opportunity Statute

        As permitted by Section 122(17) of the Delaware General Corporation Law, our certificate of incorporation provides that the Company renounces any interest or expectancy in any business opportunity or transaction involving the oil or natural gas business in which any of the original institutional investors in the Company participate, or seek to participate. Our institutional investor stockholders required this provision in connection with their entering into the Series B preferred stock purchase agreement because they may have other investments in entities that conduct operations in the oil and natural gas industry.

Certificate of Incorporation and Bylaws

        Pursuant to Delaware General Corporation Law and our certificate of incorporation, certain anti-takeover provisions of our certificate of incorporation may not be adopted, repealed or amended, in whole or in part, without the approval of at least 80% of the outstanding stock entitled to vote.

        Our certificate of incorporation permits our board of directors to adopt, amend and repeal our bylaws. Our bylaws provide that our bylaws can be amended by either our board of directors or the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our common stock.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, this section prevents certain Delaware companies under certain circumstances, from engaging in a "business combination" with (1) a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder"); (2) an affiliate of an interested stockholder; or (3) an associate of an interested stockholder, for three years following the date that the stockholder became an "interested stockholder". A "business combination" includes a merger or sale of 10% or more of our assets. However, the above provisions of Section 203 do not apply if (1) our board approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder", that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder". This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized selected provisions of the deposit agreement and the depositary receipts.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

DESCRIPTION OF SECURITIES WARRANTS

        We may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in a prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

        We have summarized selected provisions of the securities warrant agreements. A prospectus supplement relating to a particular issue of securities warrants will contain the terms of and information relating to that issue of securities warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

  •
  the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

  •
  United States federal income tax consequences applicable to such securities warrants;

  •
  the amount of securities warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such securities warrants.

Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with a prospectus supplement relating to the particular issue of securities warranties.

        Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, depositary shares or other securities at such exercise price as shall in each case be set forth in, or calculable from, a prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in a prospectus supplement relating to such securities warrants.

        Prior to the exercise of any securities warrants to purchase debt securities, common stock, preferred stock or depositary shares, holders of such securities warrants will not have any of the rights of holders of debt securities, common stock, preferred stock or depositary shares, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in any applicable indenture, or to receive payments of dividends, if any, on the common stock, preferred stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        An accompanying prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Patton Boggs LLP. Legal counsel to any underwriters may pass upon certain legal matters for such underwriters. Attorneys at Patton Boggs LLP collectively own approximately 28,140 shares of our common stock.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Information incorporated by reference in this prospectus regarding our estimated quantities of natural gas and oil reserves were prepared by us. Our reserve estimates were reviewed in part by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in their respective review reports with respect thereto and are incorporated herein upon the authority of those firms as experts in petroleum engineering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses in connection with the registration and distribution of the securities being registered hereunder, which will be paid by the Company. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee*	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Blue Sky fees and expenses (including legal fees)		**
Printing and Engraving expenses		**
Trustee, Transfer Agent and Registrar fees and expenses		**
Engineering fees		**
Miscellaneous expenses		**

Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Eleventh of our Certificate of Incorporation provides that the personal liability of directors of the registrant is limited to the fullest extent permitted by Section 102(b)(7) of the DGCL.

        Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or offer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VI of our bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VI further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant expects to maintain directors' and officers' liability insurance.

        We have indemnification agreements with our officers and directors that are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and in addition to any other rights that the indemnitee may have under our certificate of incorporation, bylaws or applicable law.

        Under the underwriting agreement, the underwriters are obligated, under certain circumstances, to indemnify directors and officers of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto.

Item 16. Exhibits.

  (A)
  Exhibits:

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement between the Company and the Underwriter(s) with respect to the Securities.
1.2**	Form of Agency Agreement.
1.3**	Form of Distribution Agreement.
3.1	Restated Certificate of Incorporation of Bill Barrett Corporation [Incorporated by reference to Exhibit 3.4 to the Company's Current Report on Form 8-K filed with the Commission on December 20, 2004.]
3.2	Bylaws of Bill Barrett Corporation. [Incorporated by reference to Exhibit 3.5 to the Company's Current Report on Form 8-K filed with the Commission on December 20, 2004.]
4.1	Specimen Certificate of Common Stock. [Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form 8-A filed with the Commission on December 20, 2004.]
4.2
Registration Rights Agreement, dated March 28, 2002, among Bill Barrett Corporation and the investors named therein. [Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 333-115445).]
4.3
Stockholders' Agreement, dated March 28, 2002 and as amended to date, among Bill Barrett Corporation and the investors named therein. [Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No 333-115445).]
4.5
Form of Rights Agreement concerning Shareholder Rights Plan, which includes as Exhibit A thereto the Certificate of Designations of Series A Junior Participating Preferred Stock of Bill Barrett Corporation, and as Exhibits B thereto the Form of Right Certificate. [Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form 8-A filed with the Commission on December 20, 2004.]
4.6	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Bill Barrett Corporation, included as Exhibit A to Exhibit 4.5 above.
4.7	Form of Right Certificate, included as Exhibit B to Exhibit 4.5 above.
4.8*	Form of Indenture between the Company and Deutsche Bank Trust Company Americas, as trustee, with respect to Senior Debt Securities.

4.9*	Form of Indenture between the Company and Deutsche Bank Trust Company Americas, as trustee, with respect to Subordinated Debt Securities.
4.10**	Form of Designating Amendment for Preferred Stock.
4.11**	Form of Preferred Stock Certificate.
4.12**	Form of Deposit Agreement.
4.13**	Form of Depositary Receipt Certificate.
4.14**	Form of Warrant Agreement between the Company and the Warrant Agent.
4.15**	Form of Warrant Certificate.
4.16**	Form of Stock Purchase Contract.
4.17**	Form of Unit Agreement
5.1*	Opinion of legal counsel regarding legality of securities being registered.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.
23.3*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.
23.4	Consent of counsel to Bill Barrett Corporation (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to this registration statement).
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*
Filed herewith.

**
To be filed by amendment or an exhibit to a Current Report on Form 8-K.

(B)
Financial Statement Schedules:

        Not applicable.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)
    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included-in this registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 30, 2006.

Bill Barrett Corporation
By:	/s/ WILLIAM J. BARRETT William J. Barrett, Chairman and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William J. Barrett, Fredrick J. Barrett, Francis B. Barron, and Thomas B. Tyree, Jr., and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 30, 2006.

Signature	Title

/s/ WILLIAM J. BARRETT William J. Barrett	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ THOMAS B. TYREE, JR. Thomas B. Tyree, Jr.	Chief Financial Officer(Principal Financial Officer)
/s/ ROBERT W. HOWARD Robert W. Howard	Executive Vice President—Finance and Investor Relations (Principal Accounting Officer)
/s/ FREDRICK J. BARRETT Fredrick J. Barrett	Director

/s/ HENRY CORNELL Henry Cornell	Director
/s/ JAMES M. FITZGIBBONS James M. Fitzgibbons	Director
/s/ JEFFREY A. HARRIS Jeffrey A. Harris	Director
/s/ ROGER L. JARVIS Roger L. Jarvis	Director
/s/ PHILIPPE S.E. SCHREIBER Philippe S.E. Schreiber	Director
/s/ RANDY STEIN Randy Stein	Director
/s/ MICHAEL E. WILEY Michael E. Wiley	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement between the Company and the Underwriter(s) with respect to the Securities.
1.2**	Form of Agency Agreement.
1.3**	Form of Distribution Agreement.
3.1	Restated Certificate of Incorporation of Bill Barrett Corporation [Incorporated by reference to Exhibit 3.4 to the Company's Current Report on Form 8-K filed with the Commission on December 20, 2004.]
3.2	Bylaws of Bill Barrett Corporation. [Incorporated by reference to Exhibit 3.5 to the Company's Current Report on Form 8-K filed with the Commission on December 20, 2004.]
4.1	Specimen Certificate of Common Stock. [Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form 8-A filed with the Commission on December 20, 2004.]
4.2
Registration Rights Agreement, dated March 28, 2002, among Bill Barrett Corporation and the investors named therein. [Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 333-115445).]
4.3
Stockholders' Agreement, dated March 28, 2002 and as amended to date, among Bill Barrett Corporation and the investors named therein. [Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No 333-115445).]
4.5
Form of Rights Agreement concerning Shareholder Rights Plan, which includes as Exhibit A thereto the Certificate of Designations of Series A Junior Participating Preferred Stock of Bill Barrett Corporation, and as Exhibits B thereto the Form of Right Certificate. [Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form 8-A filed with the Commission on December 20, 2004.]
4.6	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Bill Barrett Corporation, included as Exhibit A to Exhibit 4.5 above.
4.7	Form of Right Certificate, included as Exhibit B to Exhibit 4.5 above.
4.8*	Form of Indenture between the Company and Deutsche Bank Trust Company Americas, as trustee, with respect to Senior Debt Securities.
4.9*	Form of Indenture between the Company and Deutsche Bank Trust Company Americas, as trustee, with respect to Subordinated Debt Securities.
4.10**	Form of Designating Amendment for Preferred Stock.
4.11**	Form of Preferred Stock Certificate.
4.12**	Form of Deposit Agreement.
4.13**	Form of Depositary Receipt Certificate.
4.14**	Form of Warrant Agreement between the Company and the Warrant Agent.
4.15**	Form of Warrant Certificate.
4.16**	Form of Stock Purchase Contract.
4.17**	Form of Unit Agreement
5.1*	Opinion of legal counsel regarding legality of securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.
23.3*	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.
23.4	Consent of counsel to Bill Barrett Corporation (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to this registration statement).
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*
Filed herewith.

**
To be filed by amendment or an exhibit to a Current Report on Form 8-K.